100% Principal Protection Notes

A Strategic Complement to Fixed Income Investing

UBS AG, Jersey Branch

January 13, 2009

PROSPECTUS SUPPLEMENT (To Prospectus dated January 13, 2009)

Product Supplement
100% Principal Protection Notes

Linked to Common Stock or Exchange Traded Fund Shares

UBS AG from time to time may offer and sell 100% Principal Protection Notes, which we refer to as the “Notes,” linked to either a single underlying common stock or shares of a single underlying Exchange Traded Fund (an “ETF”) (each, an “underlying equity”). As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). This product supplement describes some of the general terms that may apply to the Notes and the general manner in which they may be offered. The specific terms of any Notes that we offer, including the name of the underlying equity and the specific manner in which such Notes may be offered, will be described in an applicable free writing prospectus and an applicable pricing supplement to this product supplement. If there is any inconsistency between the terms described in an applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. Except as otherwise described in the applicable pricing supplement, the general terms of the Notes are described in this product supplement and unless otherwise specified in the applicable pricing supplement include the following:

Issuer (Booking Branch):	UBS AG (Jersey Branch)
Coupon:	We will not pay you interest during the term of the Notes.
Principal Amount:	$10 per Note, unless otherwise specified in the applicable pricing supplement (with a minimum investment of 100 Notes for a total of $1,000)
Principal Protection:	100%, at maturity
Participation Rate:	The applicable pricing supplement will specify the rate at which you will participate (the “Participation Rate”) in the performance of the underlying equity (the “Underlying Return”). In many cases, the free writing prospectus will specify the range of the Participation Rate and the pricing supplement will specify the actual Participation Rate, which will be set on the date on which an offering of the Notes is priced (the “trade date”). Unless otherwise specified in the applicable pricing supplement, the Participation Rate will be 100%.
Payment at Maturity:	At maturity, you will receive a cash payment per Note based on the Underlying Return.
➢ If the Underlying Return is positive, you will receive a cash payment calculated as follows:
Principal Amount + (Principal Amount × Participation Rate × Underlying Return).
➢ If the Underlying Return is zero or negative, you will receive your Principal Amount.
The return on the Notes may be subject to a predetermined Maximum Gain, which, if applicable, will be specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, your Notes are not subject to any Maximum Gain.
For a description of how your payment at maturity will be calculated, see “What are the steps to calculate payment at maturity?” on page PS-8 and “General Terms of the Notes — Payment at Maturity” on page PS-22.
Underlying Return:	Ending Price – Starting Price Starting Price
Starting Price:	The closing price of the underlying equity determined on the trade date, divided by the Share Adjustment Factor. Unless otherwise specified in the applicable pricing supplement, the Share Adjustment Factor will be set initially at 1.0. The Share Adjustment Factor will not be adjusted except upon the occurrence of certain corporate events described in “General Terms of the Notes—Antidilution Adjustments” beginning on page PS-25. Upon any such adjustment to the Share Adjustment Factors, the Starting Price will be recalculated based on such adjusted Share Adjustment Factor.
Ending Price:	The closing price of the underlying equity determined on the final valuation date.
No Listing:	The Notes will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation Agent:	UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Notes, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-11 of this product supplement for risks related to an investment in the Notes.

To help investors identify appropriate structured products, UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Notes are classified by UBS as a Protection Strategy for this purpose. For a more detailed description of each of the four categories, please see “Structured Product Categorization” on page PS-7.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank

Prospectus Supplement dated January 13, 2009

ADDITIONAL INFORMATION ABOUT THE PRINCIPAL PROTECTION NOTES

You should read this product supplement together with the prospectus dated January 13, 2009, relating to our Medium Term Notes, Series A, of which the Notes are a part, and any free writing prospectus or pricing supplement that we may file with the SEC from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

Our Central Index Key, or CIK, on the SEC Web Site is 0001114446.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Ratio of Earnings to Fixed Charges	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
Capitalization of UBS	7
UBS	8
Use of Proceeds	10
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Validity of the Securities	78
Experts	78

Product Supplement Summary

This product supplement describes terms that will apply generally to the Notes. Prior to the trade date of each offering of Notes, UBS AG will prepare a separate free writing prospectus that will apply specifically to that offering and will include the identity of the underlying equity, as well as any changes to the general terms specified below. On the trade date, UBS AG will prepare a pricing supplement that, in addition to the information specified in the applicable free writing prospectus, will also include the specific pricing terms for that issuance. Any free writing prospectus and pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Notes,” we mean 100% Principal Protection Notes. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated January 13, 2009, of UBS. References to the “applicable pricing supplement” mean any free writing prospectus and the pricing supplement that describe the specific terms of your Notes.

What Are the Notes?

The Notes are medium-term notes issued by UBS, the return on which is linked to the performance of either (i) an underlying common stock or (ii) an underlying Exchange Traded Fund (an “ETF”) (each, an “underlying equity”). As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the applicable common stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. We refer to the common stock represented by an ADS as “foreign stock.” The identity of the underlying equity will be specified in the applicable pricing supplement to this product supplement.

At maturity, the Notes will pay an amount in cash that is based on the return of the underlying equity, referred to as the “Underlying Return.” The Underlying Return will be based on the change in the value of the underlying equity on the trade date relative to the value on the final valuation date, as described below.

The return on the Notes, if any, will depend on (1) the Underlying Return and (2) the Participation Rate, which will be determined on the trade date.

Unless otherwise specified in the applicable pricing supplement, at maturity you will receive a cash payment per each Note you hold in an amount calculated as follows:

➢	If the Underlying Return is positive, you will receive a cash payment per Note equal to:

Principal Amount + (Principal Amount × Participation Rate × Underlying Return).

➢	If the Underlying Return is zero or negative, you will receive your Principal Amount.

The return on the Notes may be subject to a predetermined Maximum Gain, which, if applicable, will be specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, your Notes are not subject to any Maximum Gain.

The “Underlying Return” is the difference between the closing price of the underlying equity on the dates specified in the applicable pricing supplement, expressed as a percentage and calculated as follows:

Underlying Return  =
Ending Price – Starting Price

Starting Price

The “Starting Price” is the closing price of the underlying equity on the date specified in the applicable pricing supplement (which will be the date on which the Notes are priced, or the “trade date”), divided by the Share Adjustment Factor. Unless otherwise specified in the applicable pricing supplement, the Share Adjustment Factor will equal 1.0. The Share Adjustment Factor will not be adjusted except upon the occurrence of certain corporate events described under “General Terms of the Notes — Antidilution Adjustments” beginning on page PS-25.

The “Ending Price” is the closing price of the underlying equity on the final valuation date specified in the applicable pricing supplement.

The trade date and final valuation date will be specified in the applicable pricing supplement.

We will not pay you interest during the term of the Notes.

We may issue separate offerings of the Notes that are identical in all respects, except that each offering may be linked to the performance of a different underlying equity and will be subject to the particular terms of the respective Notes set forth in the applicable pricing supplement. Each offering of the Notes is a separate and distinct security and you may invest in one or more offerings of the Notes as set forth in the applicable pricing supplement. The performance of each offering of the Notes will depend solely upon the performance of the underlying equity to which such offering is linked and will not depend on the performance of any other offering of the Notes.

The Notes are Part of a Series

The Notes are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue under our indenture, which is described in the accompanying prospectus, from time to time. This product supplement summarizes general financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Specific Terms Will Be Described in Applicable Pricing Supplements

The specific terms of your Notes will be described in the applicable pricing supplement accompanying this product supplement. The terms described there modify or supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement, including any free writing prospectus, should be read in connection with this product supplement and the accompanying prospectus.

Selected purchase considerations

Subject to the specific terms of your Notes as described in the applicable pricing supplement, an investment in the Notes may offer the following features:

➢	Growth Potential — The Notes provide an opportunity for participation in any positive Underlying Return at the Participation Rate, to be determined on the trade date, if held to maturity. If a Maximum Gain is specified in the applicable pricing supplement, however, your participation in a positive Underlying Return will be limited to such Maximum Gain.
➢	Preservation of Capital — If you hold your Notes to maturity, you will receive at least the Principal Amount of your Notes, regardless of the Underlying Return.
➢	Minimum Investment — In the case of offerings of Notes with a $10 principal amount per Note, the minimum investment is 100 Notes for a total minimum purchase price of $1,000. Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

What are some of the risks of the Notes?

An investment in any of the Notes involves significant risks. Some of the risks that apply generally to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes in the “Risk Factors” section of this product supplement and in the applicable pricing supplement.

➢	No principal protection unless you hold the Notes to maturity — You should be willing to hold your Notes to maturity. If you hold your Notes to maturity, you will receive at least the Principal Amount of your Notes, regardless of the Underlying Return. The market value of the Notes may fluctuate between the date you purchase them and the final valuation date. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a loss.
➢	Your growth potential may be limited — The return on the Notes may be subject to a predetermined Maximum Gain, which, if applicable, will be specified in the applicable pricing supplement. If your Notes have a Maximum Gain feature, you will not benefit from any positive Underlying Return (as enhanced by the Participation Rate) in excess of the Maximum Gain. Unless otherwise specified in the applicable pricing supplement, your Notes are not subject to any Maximum Gain.
➢	Single stock or single ETF risk — The price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and the issuer of the underlying equity (the “underlying equity issuer”), or, if the underlying equity is an ETF, the securities constituting the assets of an ETF, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and trading levels, interest rates and economic and political conditions.
➢	No ownership rights in the applicable underlying equity — As a holder of the Notes, you will not have any ownership interest or rights in the applicable underlying equity, such as voting rights, dividend payments or other distributions. In addition, the applicable underlying equity issuer will not have any obligation to consider your interests as a holder of the Notes in taking any corporate action that might affect the value of the applicable underlying equity and the Notes.
➢	No interest payments — You will not receive any periodic interest payments on the Notes.
➢	Anti-dilution protection is limited — For certain adjustment events affecting the applicable underlying equity, the calculation agent will make adjustments to the Share Adjustment Factor. However, the calculation agent will not make an adjustment in response to all events that could affect the applicable underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Notes may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustment will be made in the sole discretion of the calculation agent, which will be binding on you absent manifest error. You should be aware that the calculation agent may make any such adjustment, determination or calculations in a manner that differs from that discussed in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result.
➢	There may be little or no secondary market for the Notes — The Notes will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.
➢	Credit of issuer — An investment in the Notes is subject to the credit risk of UBS, and the actual and perceived creditworthiness of UBS may affect the market value of the Notes.
➢	Price prior to maturity — The market price of the Notes will be influenced by many unpredictable and interrelated factors, including the price of the underlying equity; the price volatility of such underlying equity; the dividend rate paid on the underlying equity; the time remaining to the maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

➢	Impact of fees on secondary market prices — Generally, the price of the Notes in the secondary market is likely to be lower than the initial public offering price since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying equity and/or over-the-counter options, futures or other instruments with return linked to the performance of the underlying equity, may adversely affect the market price of the underlying equity and, therefore, the market value of the Notes.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with the underlying equity issuers, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding any offering of the Notes. Any such research, opinions or recommendations could affect the value of the applicable underlying equity, and therefore the market value of the Notes.
➢	No adjustments for fluctuations in foreign exchange rates — The value of your Notes may not be adjusted for exchange rate fluctuations between the U.S. dollar and any other currency upon which the underlying equity is based. Therefore, if such currency appreciates or depreciates relative to the U.S. dollar over the term of the Notes, you may not receive any additional payment or incur any reduction in payment at maturity.
➢	Maximum potential return only at maturity — You can only earn the potential maximum return if you hold your Notes to maturity.

The Notes may be a suitable investment for you if:

Subject to the specific terms of your Notes, as specified in the applicable pricing supplement, the Notes generally may be a suitable investment for you if:

➢	You believe the underlying equity will appreciate over the term of the Notes.
➢	You seek an investment with a return linked to the performance of the underlying equity.
➢	You seek an investment that offers full principal protection against a decline in the underlying equity when the Notes are held to maturity.
➢	You are willing to forego dividends paid on the underlying equity.
➢	You do not seek current income from your investment.
➢	You are willing to hold the Notes to maturity.
➢	You are willing to invest in the Notes based on the range for the Participation Rate specified in the applicable free writing prospectus (the actual Participation Rate will be determined on the trade date and specified in the applicable pricing supplement).
➢	For Notes that have a Maximum Gain feature, you are willing to invest in the Notes notwithstanding that their return will be limited to the Maximum Gain based on the range indicated for the Maximum Gain in the applicable free writing prospectus (the actual Maximum Gain, if any, will be determined on the trade date and specified in the applicable pricing supplement).

The Notes may not be a suitable investment for you if:

Subject to the specific terms of your Notes, as specified in the applicable pricing supplement, the Notes generally may not be a suitable investment for you if:

➢	You do not believe the underlying equity will appreciate over the term of the Notes or, for Notes that have a Maximum Gain feature, you believe the underlying equity will appreciate (when enhanced by the Participation Rate) by more than the Maximum Gain.
➢	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.
➢	You prefer to receive the dividend (if any) paid on the underlying equity.
➢	You seek current income from your investment.
➢	You are unable or unwilling to hold the Notes to maturity.
➢	You seek an investment for which there will be an active secondary market.
➢	For Notes that have a Maximum Gain feature, you seek an investment that is exposed to the full upside performance of the underlying equity (i.e., potentially in excess of the Maximum Gain).

Structured Product Categorization

To help investors identify appropriate structured products, UBS organizes its structured products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The description below is intended to describe generally the four categories of structured products and the types of protection that may be offered on those products. This description should not be relied upon as a description of any particular structured product.

➢	Protection Strategies are structured to provide investors with a high degree of principal protection at maturity, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These structured products are designed for investors with low to moderate risk tolerances.
➢	Optimization Strategies are structured to optimize returns or yield within a specified range. These structured products are designed for investors with moderate to high risk tolerances. Optimization Solutions may be structured to provide no principal protection, partial protection or contingent protection.
➢	Performance Strategies are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These structured products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These structured products are designed for investors with high risk tolerances.

“Partial protection”, if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold.

“Contingent protection”, if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold at any time during the term of the securities; if the price or level of the asset declines below the specified threshold at any time during the term of the securities, all principal protection is lost and the investor will have full downside exposure to the price or level of the underlying asset. In order to benefit from any type of principal protection, investors must hold the security to maturity.

Classification of structured products into categories is not intended to guarantee particular results or performance.

What are the tax consequences of the Notes?

In the opinion of our counsel, Sullivan & Cromwell LLP, if the Notes have a term longer than one year, the Notes will be treated as a single debt instrument subject to special rules governing contingent debt instruments for United States federal income tax purposes. Under these rules, you will generally be required to pay taxes on ordinary income from the Notes over their term based upon a comparable yield of the Notes, even though you will not receive any payments from us until maturity. Your cost basis in your Notes will be increased by the amount you are required to include in income. We will provide the comparable yield and projected payment schedule in the applicable pricing supplement. The comparable yield is neither a prediction nor a guarantee of what the actual payment you receive will be, or that the actual payment you receive will even exceed the full principal amount.

If the Notes have a term of one year or less, they should be treated as contingent short-term debt for United States federal income tax purposes. Accordingly, if you are an initial purchaser of Notes, you should recognize ordinary income, if any, upon the maturity of your Notes in an amount equal to the excess, if any, of the amount you receive with respect to your Notes at such time over the amount you paid for your Notes.

For a more complete discussion of the United States federal income tax consequences of your investment in the Notes, including tax consequences applicable to non-United States persons and persons who purchase the Notes in the secondary market, please see the discussion under “Supplemental U.S. Tax Considerations” on page PS-37 and consult your tax advisor.

What are the steps to calculate payment at maturity?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes.

Step 1: Calculate the Underlying Return

The Underlying Return is the difference between the closing price of the underlying equity on the final valuation date relative to the closing price of the underlying equity on the trade date and is expressed as a percentage. The Underlying Return may be positive or negative and is calculated as follows:

Underlying Return  =
Ending Price – Starting Price

Starting Price

The “Starting Price” is the closing price of the underlying equity on the trade date specified in the applicable pricing supplement, divided by the Share Adjustment Factor. Unless otherwise specified in the applicable pricing supplement, the Share Adjustment Factor will equal 1.0. The Share Adjustment Factor will not be adjusted except upon the occurrence of certain corporate events described under “General Terms of the Notes — Antidilution Adjustments” beginning on page PS-25.

The “Ending Price” is the closing price of the underlying equity on the final valuation date specified in the applicable pricing supplement.

Step 2: Calculate the cash payment at maturity

Unless otherwise specified in the applicable pricing supplement, at maturity you will receive a cash payment per each Note you hold in an amount calculated as follows:

➢	If the Underlying Return is positive, you will receive a cash payment per Note equal to:

Principal Amount + (Principal Amount × Participation Rate × Underlying Return).

➢	If the Underlying Return is zero or negative, you will receive your Principal Amount.

The return on the Notes may be subject to a predetermined Maximum Gain, which, if applicable, will be specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the gain on your Notes is not subject to any Maximum Gain.

Hypothetical examples of how the Notes perform at maturity

The examples below illustrate the payment at maturity for a hypothetical offering of the Notes and are based on the following assumptions:

Principal Amount:	$10.00
Starting Price:	$100
Participation Rate:	110% of any positive return on the underlying equity, not subject to any Maximum Gain (the actual Participation Rate and Maximum Gain, if any, will be determined on the trade date)
Principal Protection:	100%
Term:	3 years

Example 1 — The Underlying Return is 15%

Calculation of cash payment at maturity on the Notes

If we assume that the Underlying Return is 15%, an investor would receive at maturity the Principal Amount of each Note plus an additional payment that provides the investor with a return equal to 110% of the positive Underlying Return.

At maturity, you will receive a cash payment per Note equal to:

Principal Amount + (Principal Amount × Participation Rate × Underlying Return)

= $10.00 + ($10.00 × 110% × 15%)

= $11.65

Investor receives $16.50 at maturity for each Note (a 16.50% total return).

Calculation of comparative return on a $10.00 direct investment in the underlying equity:

Principal Amount =	$10.00
plus
Principal Amount × Underlying Return
$10.00 × 15% =	$1.50
Total:	$11.50

Investor would receive $11.50 on a $10.00 direct investment in the underlying equity (a 15% total return).

Example 2 — The Underlying Return is -50%

Calculation of cash payment at maturity on the Notes

If we assume that the Underlying Return is -50%, an investor would receive at maturity only the Principal Amount of each Note.

At maturity, you will receive a cash payment per Note equal to your Principal Amount or $10.00.

Investor receives $10.00 at maturity for each Note (a 0.0% total return).

Calculation of comparative return on a $10.00 direct investment in the underlying equity:

Principal Amount =	$10.00
plus
Principal Amount × Underlying Return
$10.00 × (-50%) =	-$5.00
Total:	$5.00

Investor would receive $5.00 on a $10.00 direct investment in the underlying equity (a -50% total return).

Hypothetical Payment Amounts on Your Notes

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Notes at maturity and the cash payment amounts that could be delivered for each of your Notes on the stated maturity date based on a range of hypothetical ending prices and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market prices of the underlying equity on the final valuation date could have on your payment at maturity, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on market prices for the underlying equity that may not be achieved on the applicable final valuation date and on assumptions regarding terms of the Notes that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amounts on your Notes on the stated maturity date may bear little or no relationship to the actual market value of your Notes on that date or at any other time, including any time you might wish to sell your Notes. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Notes, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Notes might be, it may bear little relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the underlying equity. The following factors, among others, may cause the financial return on your Notes to differ from the financial return you would receive by investing directly in the underlying equity:

➢	in the case of direct investment in the underlying equity, the return could include substantial dividend payments, which you will not receive as an investor in the Notes;
➢	in the case of direct investment in the underlying equity, the return could include rights that you will not have as an investor in the Notes; and
➢	an investment in the underlying equity is likely to have tax consequences that are different from an investment in the Notes.

We describe various risk factors that may affect the market value of the Notes, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-11 of this product supplement.

We cannot predict the market price of the underlying equity or, therefore, the Ending Price of the underlying equity for any particular offering of Notes. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment amount that will be delivered in respect of your Notes on the stated maturity date, nor should it be viewed as an indication of the financial return on your Notes or of how that return might compare to the financial return if you were to invest directly in the underlying equity.

Risk Factors

The return on the Notes is linked to the performance of an underlying equity. Investing in the Notes is not equivalent to investing directly in the underlying equity. This section describes the most significant risks relating to the Notes. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement, before investing in the Notes.

The Notes are intended to be held to maturity. Your principal is protected only if you hold your Notes to maturity.

If you hold your Notes to maturity, you will receive at least the Principal Amount of your Notes, regardless of the Underlying Return. If you sell your Notes in the secondary market prior to maturity, you will not receive principal protection on the portion of your Notes sold. You should be willing to hold your Notes to maturity.

Your return potential may be limited by the Maximum Gain on the Notes at maturity.

The return on the Notes may be subject to a predetermined Maximum Gain, which, if applicable, will be specified in the applicable pricing supplement. If your Notes have a Maximum Gain feature, you will not benefit from any positive Underlying Return (as enhanced by the Participation Rate) in excess of the Maximum Gain. Unless otherwise specified in the applicable pricing supplement, your Notes are not subject to any Maximum Gain.

Owning the Notes is not the same as owning the underlying equity.

The return on your Notes may not reflect the return you would realize if you actually owned the underlying equity and held such investment for a similar period because:

➢	you will receive a minimum payment of at least 100% of the Principal Amount of your Notes if the Notes are held to maturity; and
➢	you will not receive any dividend or other payments on the underlying equity.

Even if the value of the underlying equity increases above the Starting Price during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the price of the underlying equity to increase while the market value of the Notes declines.

The market value of the Notes may be influenced by unpredictable factors.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control and interrelate in complex ways, will influence the market value of the Notes. Generally, we expect that the price of the underlying equity on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

➢	the volatility of the underlying equity (i.e., the frequency and magnitude of changes in the price of the underlying equity);
➢	the dividend rate paid on the underlying equity (while not paid to holders of the Notes, dividend payments on the underlying equity may influence the value of the Notes);
➢	interest rates in the market;
➢	the time remaining to the maturity of the Notes;
➢	if the underlying equity is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the foreign stock is traded;

Risk Factors

➢	if the underlying equity is an ETF that invests in securities that are traded in non-U.S. markets, or if the underlying equity is substituted or replaced by securities that are quoted and traded in a foreign currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;
➢	if the underlying equity is an ETF, the fact that the ETF may be subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;
➢	supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market-maker;
➢	geopolitical, economic, financial, political, regulatory or judicial events that affect the price of the underlying equity or that affect stock markets generally; and
➢	the creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Notes may offset or enhance the effect of another factor.

There may not be an active trading market for the Notes — Sales in the secondary market may result in significant losses.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market in the Notes, although they are not required to do so and may stop any market-making activities at any time. Even if a secondary market in your Notes develops, it may not provide significant liquidity or trade at prices advantageous to you.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price and, as a result, you may suffer substantial losses, even in cases where the price of the underlying equity has risen since the trade date. In addition, you will not receive the benefit of the Notes principal protection feature. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Notes to maturity.

The inclusion of commissions and compensation in the original issue price of the Notes is likely to adversely affect secondary market prices of the Notes.

Assuming no change in market conditions or any other applicable factors, the price at which UBS Securities LLC or its affiliates are willing to purchase your Notes in secondary market transactions will likely be lower than the initial public offering price of your Notes, since the initial public offering price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to your Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

The formula for calculating the payment at maturity of the Notes does not take into account all developments in the applicable underlying equity.

Changes in the underlying equity during the term of the Notes before the final valuation date may not be reflected in the calculation of the amount payable at maturity of the Notes. The calculation agent will calculate this amount by comparing only the price of the underlying equity on the trade date (divided by the Stock Adjustment Factor as the same may be adjusted upon the occurrence of certain corporate events described in “General Terms of the Notes — Antidilution Adjustments” beginning on page PS-25) relative to the price of the underlying equity on the final valuation date. No other prices or values will be taken into account.

Risk Factors

UBS and its affiliates have no affiliation with the underlying equity issuers or, if the underlying equity is an ETF, the securities constituting the assets of an ETF, and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

We and our affiliates are not affiliated with the underlying equity issuers, or, if the underlying equity is an ETF, issuers of the securities constituting the assets of an ETF, in any way and we have no ability to control or predict their actions, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity, and we have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting the underlying equity issuers. The underlying equity issuers are not involved in the offering of the Notes in any way and have no obligation to consider your interests as an owner of the Notes in taking any corporate actions that might affect the market value of your Notes or your payment at maturity. The underlying equity issuers may take actions that will adversely affect the market value of the Notes.

The Notes are unsecured debt obligations of UBS only and are not obligations of the underlying equity issuers. None of the money you pay for the Notes will go to the underlying equity issuers.

This product supplement relates only to the Notes and does not relate to the applicable underlying equity or its issuer.

You have limited antidilution protection.

The calculation agent for the Notes will, in its sole discretion, adjust the Share Adjustment Factor, for certain events affecting the underlying equity, such as stock splits and stock dividends, and certain other corporate actions involving the underlying equity issuer. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying equity. For example, the calculation agent is not required to make any adjustments if the underlying equity issuer or anyone else makes a partial tender offer or a partial exchange offer for that underlying equity. Consequently, this could affect the calculation of the return for any affected underlying equity and, therefore, the market value of the Notes and the amount payable at maturity of your Notes. In addition, all determinations and calculations concerning any such adjustment will be made in the sole discretion of the calculation agent, which will be binding on you absent manifest error. You should be aware that the calculation agent may make any such adjustment, determination or calculations in a manner that differs from that discussed in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result. You should refer to “General Terms of the Notes — Antidilution Adjustments” on page PS-25 for a description of the general circumstances in which the calculation agent will make such adjustments.

In some circumstances, the payment you receive on the Notes may be based on the common stock of another company or another asset and not the applicable underlying equity.

If the underlying equity is common stock, following certain corporate events relating to the applicable underlying equity issuer, where such issuer is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor company, which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. We describe the corporate events that can lead to these adjustments in the section of this product supplement called “General Terms of the Notes — Antidilution Adjustments” on page PS-25. The calculation agent will have broad discretion to achieve an equitable result in making such adjustments and determinations.

If the underlying equity is an ADS and the ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulation Authority (“FINRA”), or if the ADS facility between the

Risk Factors

issuer of the foreign stock and the ADS depositary is terminated for any reason, the amount you receive at maturity will be based on the common stock represented by the ADS. Such delisting of the ADS or termination of the ADS facility and the consequent adjustments may materially and adversely affect the value of the Notes. We describe such delisting of the ADS or termination of the ADS facility and the consequent adjustments in the section of this product supplement called “General Terms of Notes – Delisting of ADSs or Termination of ADS Facility”.

If the underlying equity is delisted or trading of the underlying equity is suspended, the amount you receive at maturity may be based on a security issued by another company (including a security issued by a non-U.S. company) and not the underlying equity. Such delisting or termination of the applicable underlying equity and the consequent adjustments may materially and adversely affect the value of the Notes. We describe such delisting or termination of the underlying equity and the consequent adjustments in the section of this product supplement called “General Terms of the Notes – Delisting or Suspension of Trading of the Underlying Equity”.

Historical performance of the underlying equity should not be taken as an indication of the future performance of the underlying equity during the term of the Notes.

The trading price of the underlying equity will determine the price of the underlying equity. The historical performance of the underlying equity should not be taken as an indication of the future performance of the underlying equity. As a result, it is impossible to predict whether the price of the underlying equity will rise or fall. The trading price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that can affect the underlying equity issuers or, if the underlying equity is an ETF, the securities constituting the assets of an ETF, and the market price of the underlying equity.

Trading and other transactions by UBS or its affiliates in the underlying equity, futures, options, ETFs or other derivative products on the underlying equity may impair the market value of the Notes and the amount ultimately payable at maturity of the Notes.

As described below under “Use of Proceeds and Hedging”, UBS or its affiliates may hedge their obligations under the Notes by purchasing the underlying equity or securities constituting the assets of an ETF, futures or options on the underlying equity or securities constituting the assets of an ETF or other derivative instruments with returns linked or related to changes in the performance of the underlying equity or securities constituting the assets of an ETF, and they may adjust these hedges by, among other things, purchasing or selling the underlying equity or securities constituting the assets of an ETF, futures, options, or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such underlying equity and, therefore, the amount payable at maturity and the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

UBS or its affiliates may also engage in trading in the underlying equity or securities constituting the assets of an ETF and other investments relating to the underlying equity or securities constituting the assets of an ETF on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the underlying equity and, therefore, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the underlying equity. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

Risk Factors

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying equity that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders’ interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the price of the underlying equity, could be adverse to your interests.

In the case of Notes linked to common stock as the underlying equity, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the relevant stocks, including by making loans or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the underlying equity and, therefore, the market value of the Notes and the amount ultimately payable at maturity of the Notes.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Notes. Any such research, opinions or recommendations could affect the value of the underlying equity and therefore the market value of the Notes.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying equity to which the Notes are linked.

You will not receive interest payments on the Notes or dividend payments on the underlying equity or have shareholder rights in the underlying equity.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the underlying equity. As an owner of the Notes, you will not have voting rights or any other rights that holders of the underlying equity may have. Similarly, if the Notes are linked to non-U.S. equity securities issued through depositary arrangements like ADSs, you will not have the rights of owners of such ADSs or the foreign stock.

The calculation agent can postpone the determination of the Ending Price and therefore the maturity date, if a market disruption event occurs on the final valuation date.

The determination of the Ending Price may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date. If such a postponement occurs, the calculation agent will use the closing price on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the Ending Price on the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Ending Price will be determined by the calculation agent. In such an event, the calculation

Risk Factors

agent will make a good faith estimate in its sole discretion of the Ending Price that would have prevailed in the absence of the market disruption event. See “General Terms of the Notes — Market Disruption Event”.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the cash payment at maturity of the Notes. We may change the calculation agent after the original issue date of any Notes without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Notes — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying equity has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind hedge positions. See “Use of Proceeds and Hedging”. Since this determination by the calculation agent will affect the payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

An investment in the Notes may be subject to risks associated with non-U.S. securities markets.

The underlying equity to which your Notes may be linked may be issued by non-U.S. companies and may trade on non-U.S. exchanges or may be an ADS representing foreign stock. In addition, following certain corporate events affecting the underlying equity or following delisting or termination of the underlying equity, the underlying equity may be substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency. An investment in Notes linked to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks. Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on United States exchanges. Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

We describe the possible substitution or replacement of the underlying equity by the security of a non-U.S. company following certain corporate events under “General Terms of the Notes — Antidilution Adjustments — Reorganization Events”. We describe the possible substitution or replacement of the underlying equity by the security of a non-U.S. company, including foreign stock represented by an ADS, following delisting or termination of the underlying equity under “General Terms of the

Risk Factors

Notes — Delisting or Suspension of Trading of the Underlying Equity” and “General Terms of the Notes — Delisting of ADSs or Termination of ADS Facility”.

Any underlying equity that is issued by a non-U.S. company and that is traded on a non-U.S. exchange will be specified in the applicable pricing supplement.

The respective issuer of the underlying equity — and thus the underlying equity — is subject to various market risks.

The respective issuer of the underlying equity or, if the underlying equity is an ETF, each company whose securities constitute the assets of the ETF (each, the “underlying equity issuer”) is subject to various market risks. Consequently, the price of the underlying equity may fluctuate depending on the respective markets in which the respective underlying equity issuer operates. The price of each underlying equity can rise or fall sharply due to factors specific to the underlying equity and the underlying equity issuer, such as equity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. The applicable pricing supplement will provide a brief description of the underlying equity issuer and the equity to which the Notes we offer are linked.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where: (1) the underlying equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency and that may trade differently from the ADS, or (2) the underlying equity is substituted or replaced by a security that is quoted and traded in a foreign currency. Such substitution or replacement of the underlying equity by a security issued by a non-U.S. company may occur following certain corporate events affecting the underlying equity (as described under “General Terms of the Notes — Antidilution Adjustments — Reorganization Events” on page PS-0) or following delisting or termination of the underlying equity (as described under “General Terms of the Notes — Delisting or Suspension of Trading of the Underlying Equity” on page PS-31).

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the foreign stock on non-U.S. securities markets and, as a result, may affect the value of the Notes. As a consequence, such fluctuations could adversely affect an investment in the Notes if: (1) if the underlying equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency or (2) if, the underlying equity is substituted or replaced by a security that is quoted and traded in a foreign currency.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions

Risk Factors

could adversely affect an investment in the Notes if: (1) if the underlying equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency or (2) if, the underlying equity is substituted or replaced by a security issued by a non-U.S. company that is quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the Notes in the event that applicable exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear any such risks.

The return on the Notes may not be adjusted for changes in exchange rates that might affect the underlying equity.

The underlying equity to which your Notes may be linked, or a component comprising such underlying equity, may be traded in currencies other than U.S. dollars. However, even if that is the case, your Notes are denominated in U.S. dollars and the value of your Notes may not be adjusted for exchange rate fluctuations between the U.S. dollar and any other currency upon which such underlying equity, or a component comprising such underlying equity, is based. Therefore, if such currency appreciates or depreciates relative to the U.S. dollar over the term of the Notes, you may not receive any additional payment or incur any reduction in payment at maturity. Your net exposure may depend on the extent to which the currencies upon which the underlying equity, or a component comprising such underlying equity, are based strengthen or weaken relative to the U.S. dollar. If the U.S. dollar strengthens relative to the currencies upon which the underlying equity, or a component comprising such underlying equity, is based, the value of any such underlying equity may be adversely affected, and the payment at maturity of the Notes may be reduced. Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;
➢	existing and expected interest rate levels;
➢	the balance of payments; and
➢	the extent of governmental surpluses or deficits in any relevant jurisdiction, including the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the government of any relevant foreign jurisdiction, the United States and other jurisdictions important to international trade and finance.

Any underlying equity that is traded in a currency other than U.S. dollars will be specified in the applicable pricing supplement.

If the underlying equity is an ADS, the value of the ADSs may not completely track the price of the underlying equity issuer’s common stock.

If the underlying equity is an ADS, you should be aware that, although the trading characteristics and valuations of the ADSs will usually mirror the characteristics and valuations of the underlying common stock represented by the ADSs, the value of the ADSs upon which an offering of the Notes is based may not completely track the value of the underlying common stock represented by the ADSs. Active trading volume and efficient pricing for the underlying equity issuer’s common stock on the stock exchange(s) on which that common stock principally trades will usually, but not necessarily, indicate similar characteristics in respect of the ADSs. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADSs than for the underlying common stock. Since holders of the ADSs may surrender the ADSs to take delivery of and trade the underlying common stock (a characteristic that allows investors in ADSs to take advantage of price differentials between different

Risk Factors

markets), an illiquid market for the underlying common stock generally will result in an illiquid market for the ADSs representing such underlying common stock.

If the underlying equity is an ADS, the trading price of the ADSs and the trading price of the Notes linked to the ADSs will be affected by conditions in the markets where those ADSs principally trade.

Although the market price of ADSs upon which an offering of Notes is based is not directly tied to the trading price of the underlying equity issuer’s common stock in the non-U.S. markets where such common stock principally trades, the trading price of ADSs is generally expected to track the U.S. dollar value of the currency of the country where the underlying equity issuer’s common stock principally trades and the trading price of the underlying equity issuer’s common stock on the stock exchange(s) where such common stock principally trades. This means that the trading value of any ADSs upon which an offering of the Notes is based is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the underlying equity issuer’s common stock principally trades and by factors affecting the stock exchange(s) where such common stock principally trades.

One of our affiliates may serve as the depositary for the ADSs that may constitute the underlying equity.

One of our affiliates may serve as the depositary for some foreign companies that issue ADSs. If the underlying equity is an ADS and one of our affiliates serves as depositary for such ADSs, the interests of our affiliate, in its capacity as depositary for the ADSs, may be adverse to your interests as a holder of Notes.

Notes linked to common stock are subject to single stock risk, and Notes linked to an ETF are subject to a single ETF risk.

The market price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and its issuer, or, if the underlying equity is an ETF, the securities constituting the assets of an ETF, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock marketvolatility and levels, interest rates and economic and political conditions.

The value of underlying ETF shares may not completely track the value of the securities in which the ETF invests.

If the underlying equity is an ETF, you should be aware that, although the trading characteristics and valuations of the ETF will usually mirror the characteristics and valuations of the securities in which that ETF invests, the value of the ETF may not completely track the value of the securities in which that ETF invests. The value of the ETF will reflect transaction costs and fees that the securities in which the ETF invests do not have.

In addition, although ETF shares may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of the applicable ETF or that there will be liquidity in the trading market.

Notes based upon the shares of an ETF may be subject to additional currency exchange rate risk.

If the Notes are based upon an ETF that invests in non-U.S. markets, the trading price of the stocks in which the ETF invests generally will reflect the U.S. dollar value of those stocks. Therefore, holders of Notes based upon an ETF that invests in non-U.S. markets will be exposed to currency exchange rate risk with respect to the currency in which such stocks trade. An investor’s net exposure will depend on the extent to which the non-U.S. currency strengthens or weakens against the U.S. dollar and the relative

Risk Factors

weight of each stock in the ETF’s portfolio. If, taking into account such weighting, the dollar strengthens against the non-U.S. currency, the value of the stocks in which an ETF invests will be adversely affected and the value of the Notes may decrease.

Valuation of the Notes

Each offering of the Notes is linked to the performance of a different underlying equity and is subject to the particular terms set forth in the applicable pricing supplement. The performance of each offering of the Notes will depend on the performance of the underlying equity to which such offering is linked and will not depend on the performance of any other offering of the Notes.

At maturity.  Your cash payment at maturity is based on the Underlying Return as described under “General Terms of the Notes — Payment at Maturity”.

Prior to maturity.  You should understand that the market value of your Notes will be affected by several factors, many of which are beyond our control and interrelate in complex ways. Generally, we expect that the price of the underlying equity on any day will affect the market value of your Notes more than any other single factor. Other factors that may influence the market value of your Notes include supply and demand for your Notes, exchange rates, the volatility of the applicable underlying equity, dividend payments on the underlying equity, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See also “Risk Factors” beginning on page PS-11 of this product supplement for a broader description of factors that could affect the market value of your Notes.

General Terms of the Notes

The following is a summary of general terms of the Notes. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Notes:

Coupon

We will not pay you interest during the term of the Notes.

Denomination

Each Note will have a principal amount of $10, unless otherwise specified in the applicable pricing supplement. In the case of offerings of $10.00 Notes, your minimum investment is 100 Notes at a principal amount at $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

Payment at Maturity

At maturity, the Notes will pay an amount in cash that is based on the return of the underlying equity, referred to as the “Underlying Return.” The Underlying Return will be based on the change in the value of the underlying equity on the final valuation date relative to the value on the trade date, as described below.

➢	If the Underlying Return is positive, you will receive a cash payment per Note equal to:

Principal Amount + (Principal Amount × Participation Rate × Underlying Return).

➢	If the Underlying Return is zero or negative, you will receive your Principal Amount.

The return on the Notes may be subject to a predetermined Maximum Gain, which, if applicable, will be specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, your Notes are not subject to any Maximum Gain.

The “Underlying Return” is the difference between the closing price of the underlying equity on the dates specified in the applicable pricing supplement, expressed as a percentage and calculated as follows:

Underlying Return  =
Ending Price – Starting Price

Starting Price

The “Starting Price” is the closing price of the underlying equity on the trade date specified in the applicable pricing supplement, divided by the Share Adjustment Factor. Unless otherwise specified in the applicable pricing supplement, the Share Adjustment Factor will equal 1.0. The Share Adjustment Factor will not be adjusted except upon the occurrence of certain corporate events described under “General Terms of the Notes—Antidilution Adjustments” beginning on page PS-25.

The “Ending Price” is the closing price of the underlying equity on the final valuation date specified in the applicable pricing supplement.

General Terms of the Notes

The trade date and final valuation date will be specified in the applicable pricing supplement.

We may issue separate offerings of the Notes that are identical in all respects, except that each offering may be linked to the performance of a different underlying equity and will be subject to the particular terms of the respective Notes set forth in the applicable pricing supplement. Each offering of the Notes is a separate and distinct security and you may invest in one or more offerings of the Notes as set forth in the applicable pricing supplement. The performance of each offering of the Notes will depend solely upon the performance of the underlying equity to which such offering is linked and will not depend on the performance of any other offering of the Notes.

Maturity Date

The maturity date for your Notes will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date, the maturity date will be postponed to maintain the same number of business days between the final valuation date and the maturity date. The calculation agent may postpone the final valuation date if a market disruption event occurs or is continuing on a day that would otherwise be a final valuation date. We describe market disruption events under “— Market Disruption Event” below.

Final Valuation Date

The final valuation date for your Notes will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event has not occurred and is not continuing. In no event, however, will the final valuation date — and, therefore, the maturity date — for your Notes be postponed by more than ten business days.

Closing Price

The “closing price” for an underlying equity (or one unit of any other security for which a closing price must be determined) on any trading day means:

➢	if the applicable underlying equity (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such underlying equity (or such other security) during the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the applicable underlying equity (or any such other security) is listed or admitted to trading; or
➢	if, following certain corporate events affecting the underlying equity or following delisting or termination of the underlying equity as described below under “General Terms of the Notes — Antidilution Events — Reorganization Events,” “— Delisting or Suspension of Trading of the Underlying Equity” and “— Delisting of ADSs on Termination of ADS Facility,” , the underlying equity is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency, the official closing price for such non-U.S. security on the primary foreign exchange (if any) on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion procedure described below under “General Terms of the Notes — Antidilution Events — Reorganization Events” beginning on page PS-29).

General Terms of the Notes

➢	if the applicable underlying equity (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority (“FINRA”), the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or
➢	otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the applicable underlying equity (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Market Disruption Event

The calculation agent will determine the applicable Ending Price on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Ending Price may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing. Notwithstanding the occurrence of one or more of the events below, which may, in the calculation agent’s discretion, constitute a market disruption event, the calculation agent may in its discretion waive its right to postpone the Ending Price determination if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the Ending Price of the applicable underlying equity on such date. If such a postponement occurs, the calculation agent will use the applicable closing price on the first business day on which the closing price is observable and no market disruption event occurs or is continuing. In no event, however, will the determination of the Ending Price be postponed by more than ten business days.

If the determination of the Ending Price is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Ending Price will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Ending Price that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

➢	a suspension, absence or material limitation of trading in the underlying equity in its primary market or markets for more than two hours or during the one-half hour before the close of trading in that market or markets, as determined by the calculation agent in its sole discretion;
➢	a suspension, absence or material limitation of trading in option or futures contracts relating to the underlying equity in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market or markets, as determined by the calculation agent in its sole discretion;
➢	the underlying equity does not trade on what was, on the trade date, the primary market for that underlying equity, as determined by the calculation agent in its sole discretion;

or

➢	in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to (1) unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the underlying equity generally;

or

➢	if the underlying equity is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading in the equity securities which then comprise 20% or more of the

General Terms of the Notes

value of the assets underlying the ETF on the relevant exchanges for such securities for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session of such relevant exchange, in each case as determined by the calculation agent in its sole discretion; or
➢	if the underlying equity is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading on any major U.S. securities market for trading in futures or options contracts related to the assets underlying the ETF for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session of such market, in each case as determined by the calculation agent in its sole discretion.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
➢	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying equity or, if the underlying equity is an ETF, to the securities constituting the assets of the ETF.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the underlying equity or, if the underlying equity is an ETF, to the securities constituting the assets of the ETF in the primary markets for those contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, for any offering of the Notes, a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the underlying equity or, if the underlying equity is an ETF, to the securities constituting the assets of the ETF in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,
➢	an imbalance of orders relating to those contracts, or
➢	a display in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, relating to the underlying equity or, if the underlying equity is an ETF, to the securities constituting the assets of the ETF in the primary market for those contracts.

A market disruption event for a particular offering of the Notes will not necessarily be a market disruption event for any other offering of the Notes.

Antidilution Adjustments

The Share Adjustment Factor is subject to adjustment by the calculation agent as a result of the anti-dilution and reorganization adjustments described in this section. The adjustments described below do not cover all events that could affect the value of the Notes, as discussed under “Risk Factors — Antidilution protection is limited” above.

If a dilution or reorganization event occurs affecting the shares of the applicable underlying equity and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the underlying equity, the calculation agent will make any adjustments with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Notes that results solely from that event. The calculation agent may, in its sole discretion, make any adjustments as necessary to ensure an equitable result. This could include adjustments that differ from, or that are in addition to,

General Terms of the Notes

those described in this product supplement if, in the calculation agent’s sole discretion, such adjustments are necessary to achieve an equitable result or otherwise.

No adjustments to the Share Adjustment Factor will be required unless it would require a change of at least 0.1% in the Share Adjustment Factor then in effect. The Share Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward.

No adjustments to the Share Adjustment Factor will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of the underlying equity on any trading day during the term of the Notes. No adjustments will be made for certain other events, such as offerings of common stock by the issuer of the underlying equity for cash or in connection with acquisitions or otherwise or the consummation of a partial tender offer or exchange offer for the underlying equity by the underlying equity issuer or any third party.

The calculation agent, shall be solely responsible for (1) the determination and calculation of any adjustments to the Share Adjustment Factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section, and (2) the determination of any successor underlying equity (as defined below), and its determinations and calculations shall be conclusive absent manifest error.

How adjustments will be made

If one of the events described below occurs and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the underlying equity, the calculation agent will calculate a corresponding adjustment to the Share Adjustment Factor as the calculation agent, in its sole discretion, deems appropriate to account for that diluting or concentrative effect.

If more than one event requiring adjustment occurs, the calculation agent will make such an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, the calculation agent will adjust the Share Adjustment Factor for the first event, then adjust the Share Adjustment Factor for the second event (applying the required adjustment to the Share Adjustment Factor as already adjusted for the first event), and so on for any subsequent events.

The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a Reorganization Event (as defined below) affecting the shares of the applicable underlying equity, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent. The calculation agent will provide information about any adjustments it makes upon your written request.

The calculation agent will also determine the effective date of that adjustment and the substitution of the underlying equity, if applicable, upon the occurrence of a Reorganization Event. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the adjustment to the Share Adjustment Factor.

For purposes of these adjustments, except as noted below, if an ADS is serving as the applicable underlying common stock, all adjustments for such underlying common stock will be made as if the foreign stock is serving as the underlying common stock. If your Notes are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for the Notes, the dividend paid by the issuer of the foreign stock, net of any applicable foreign withholding or

General Terms of the Notes

similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If an ADS is serving as the applicable underlying common stock, no adjustment will be made if (1) holders of ADSs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) to the extent that the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has adjusted the number of shares of foreign stock represented by each ADS so that the ADS price would not be affected by the corporate event in question. However, to the extent that the number of shares of foreign stock represented by each ADS is changed for any other reason, appropriate antidilution adjustments may be made to reflect such change.

The adjustments described below do not cover all events that could affect the value of the Notes. We describe the risks relating to dilution under “Risk Factors—You have limited antidilution protection” on page PS-13.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If the underlying equity is subject to a stock split or reverse stock split, then once any split has become effective, the Share Adjustment Factor relating to the underlying equity will be adjusted so that the new Share Adjustment Factor shall equal the product of:

➢	the prior Share Adjustment Factor, and
➢	the number of shares that a holder of one share of the underlying equity before the effective date of that stock split or reverse stock split would have owned immediately following the applicable effective date.

Stock Dividends or Distributions

A stock dividend results when a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If the underlying equity is subject to (i) a stock dividend, i.e., issuance of additional shares of the underlying equity, that is given ratably to all holders of shares of the underlying equity, or (ii) a distribution of shares of the underlying equity as a result of the triggering of any provision of the corporate charter of the issuer of the underlying equity, then, once the dividend has become effective and the shares are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

➢	the prior Share Adjustment Factor, and
➢	the number of additional shares issued in the stock dividend with respect to one share of the underlying equity.

Other Non-cash Distributions

If the issuer of the underlying equity distributes shares of capital stock, evidences of indebtedness or other assets or property to holders of the underlying equity (other than (i) dividends and distributions referred to under “—Stock Splits and Reverse Stock Splits” and “—Stock Dividends or Distributions” above and (ii) rights or warrants and cash distributions or dividends referred under “—Cash Dividends or

General Terms of the Notes

Distributions” and “—Transferable Rights and Warrants” below), then, once the distribution has become effective and the shares are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

➢	the prior Share Adjustment Factor, and
➢	a fraction whose numerator is the Current Market Price of the underlying equity and whose denominator is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution; provided, however, that if the Fair Market Value of such distribution equals or exceeds the Current Market Price of the underlying equity, the calculation agent shall determine in its sole discretion the appropriate adjustment to the Share Adjustment Factor.

The “Current Market Price” of the underlying equity means the arithmetic average of the closing prices of the underlying equity for the ten trading days prior to the trading day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Share Adjustment Factor.

The “ex-dividend date” shall mean, with respect to distributions of a dividend, the first trading day on which transactions in the underlying equity trade on the relevant exchange without the right to receive that distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Notwithstanding the foregoing, a distribution on the underlying equity described in clause (a), (d) or (e) of the section entitled “—Reorganization Events” below that also would require an adjustment under this section shall not cause an adjustment to the Share Adjustment Factor of the underlying equity and shall be treated as a Reorganization Event (as defined below) only pursuant to clause (a), (d) or (e) under the section entitled “—Reorganization Events.” A distribution on the underlying equity described in the section entitled “—Transferable Rights or Warrants” that also would require an adjustment under this section shall cause an adjustment only pursuant to the section entitled “—Transferable Rights or Warrants.”

Cash Dividends or Distributions

If the issuer of the underlying equity pays dividends or makes other distributions consisting exclusively of cash to all holders of the underlying equity during any fiscal quarter during the term of the Notes, in an aggregate amount that, together with other such dividends or distributions made during such quarterly fiscal period, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

➢	the prior Share Adjustment Factor, and
➢	a fraction whose numerator is the Current Market Price of the underlying equity and whose denominator is the amount by which such Current Market Price exceeds the amount in cash per share the issuer of the underlying equity distributes to holders of underlying equity in excess of the Dividend Threshold; provided, however, that if the amount in cash per share of such dividend or distribution equals or exceeds the Current Market Price of the underlying equity, the calculation agent shall determine in its sole discretion the appropriate adjustment to the Share Adjustment Factor.

“Dividend Threshold” shall mean the amount of any cash dividend or cash distribution distributed per share of the underlying equity that exceeds the immediately preceding cash dividend or other cash distribution, if any, per share of the underlying equity by more than 10% of the closing price of the

General Terms of the Notes

underlying equity on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

Transferable Rights and Warrants

If the issuer of the underlying equity issues transferable rights or warrants to all holders of the underlying equity to subscribe for or purchase the underlying equity, including new or existing rights to purchase the underlying equity at an exercise price per share less than the closing price of the underlying equity on both (i) the date on which the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants pursuant to a shareholder’s rights plan or arrangement, and if the expiration date of such rights or warrants precedes the Maturity Date of the Notes, then the Share Adjustment Factor will be adjusted on the business day immediately following the issuance of such transferable rights or warrants so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

➢	the prior Share Adjustment Factor, and
➢	the number of shares of the underlying equity that can be purchased with the cash value of such warrants or rights distributed on one share of the underlying equity.

The number of shares that can be purchased will be based on the closing price of the underlying equity on the date the new Share Adjustment Factor is determined. The cash value of such warrants or rights, if the warrants or rights are traded on a U.S. national securities exchange, will equal the closing price of such warrant or right, or, if the warrants or rights are not traded on a U.S. national securities exchange, the calculation agent will determine, in its good faith estimate, the price of such warrant or right on the date on which the new Share Adjustment Factor is determined, in its sole discretion.

Reorganization Events

If the underlying equity is common stock and prior to the Maturity Date,

(a)	there occurs any reclassification or change of the underlying common stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of the underlying common stock,
(b)	the underlying equity issuer, or any surviving entity or subsequent surviving entity of such issuer (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,
(c)	any statutory exchange of securities of the underlying equity issuer or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,
(d)	the underlying equity issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,
(e)	the underlying equity issuer issues to all of its shareholders equity securities of an issuer other than the underlying equity issuer, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-off Event”), or
(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the underlying equity issuer and is consummated for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event”), then, instead of adjusting the Share Adjustment Factor, the calculation agent, in its sole discretion without consideration for the interests of investors, shall either:

(A)	determine a successor underlying equity (as defined below) to the underlying common stock that

General Terms of the Notes

is affected by any such Reorganization Event (the “original underlying equity”) after the close of the principal trading session on the trading day immediately prior to the effective date of such Reorganization Event in accordance with the following paragraph (the successor stock, as so determined, the “successor underlying equity”); or
(B)	deem the closing price and the Share Adjustment Factor of the original underlying equity on the trading day immediately prior to the effective date of such Reorganization Event to be the closing price and Share Adjustment Factor of the original underlying equity on every remaining trading day to, and including, the Final Valuation Date (subject to adjustment in the sole discretion of the calculation agent upon one or more subsequent Reorganization Events).

Upon the determination by the calculation agent of any successor underlying equity pursuant to clause (A) of the preceding sentence, the term “underlying equity” in this product supplement or the applicable pricing supplement shall no longer be deemed a reference to the original underlying equity and shall be deemed instead a reference to the successor underlying equity for all purposes, and references in this product supplement or the applicable pricing supplement to “issuer” of the original underlying equity shall be deemed to be to the issuer of the successor underlying equity.

Upon the selection of the successor underlying equity by the calculation agent pursuant to clause (A) of the preceding sentence:

(i)	the Starting Price for the successor underlying equity will be the closing price of the successor underlying equity on the trading day immediately following the effective date of the Reorganization Event multiplied by the Starting Price of the original underlying equity and divided by the closing price of the original underlying equity on the trading day immediately prior to the effective date of such Reorganization Event; and
(ii)	the Share Adjustment Factor for the successor underlying equity shall be 1.0, subject to adjustment for certain corporate events related to the successor underlying equity in accordance with “— Antidilution Adjustments.”

For the avoidance of doubt, in the case of an issuance by the issuer of the underlying equity to all of its shareholders of equity securities of an issuer other than the issuer of the underlying equity as described in clause (e) above, if the closing price of the underlying equity as of the effective date of such issuance does not increase or decline by at least 50% from the Starting Price of the underlying equity, such issuance shall not constitute a Reorganization Event and no adjustments shall be made under this “—Reorganization Events” section. Instead, the underlying equity will be subject to adjustments as described under “—Non-cash Distributions” above.

The “successor underlying equity” will be a common stock (which may be a stock issued by a non-U.S. company and quoted and traded in a foreign currency) that, in the sole discretion of the calculation agent, is the most comparable to the original underlying equity, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility.

Following a Reorganization Event in which a successor underlying equity is selected, the Share Adjustment Factor of the successor underlying equity will be subject to adjustment as described above under this “Antidilution Adjustments” section, and, if no successor underlying equity is selected, the issuer of the original underlying equity will, upon a subsequent Reorganization Event, be subject to the election by the calculation agent described in clause (A) and (B) of the first paragraph under “—Antidilution Adjustments — Reorganization Events”.

We will, or will cause the calculation agent to, provide written notice to the trustee, to us and to DTC within thirty business days immediately following the effective date of any Reorganization Event, of the

General Terms of the Notes

successor underlying equity issuer, the successor underlying equity and the Starting Price for the successor underlying equity, as well as the original underlying equity so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the Notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the successor underlying equity is a stock issued by a non-U.S. company and quoted and traded in a foreign currency, then the closing price of the substitute security will be converted to U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such substitute security relative to the U.S. dollar as published by Reuters Group PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate in its sole discretion.

If an ADS is serving as the underlying equity and the foreign stock represented by such ADS is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADSs are not eligible to participate in such reorganization event or (2) to the extent that the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has made adjustments to account for the effects of such reorganization event. However, if holders of ADSs are eligible to participate in such reorganization event and the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has not made adjustments to account for the effects of such reorganization event, the calculation agent in its sole discretion may make any necessary adjustments to account for the effects of such reorganization event.

Delisting or Suspension of Trading of the Underlying Equity

If the underlying equity is delisted or trading of the underlying equity is suspended, and a major U.S. exchange or market lists or approves for trading a successor or substitute security that the calculation agent determines in its sole discretion to be comparable to the underlying equity (“successor security”), then the successor security will be deemed to be the underlying equity and the calculation agent, in its sole discretion, will determine the Starting Price and the Share Adjustment Factor by reference to the successor security.

If the successor security that the calculation agent determines to be comparable to the underlying equity is delisted or trading of the successor security is suspended, then the calculation agent may either (i) select a security or a basket comprised of securities (“substitute security”) to replace the underlying equity that, in the calculation agent’s sole discretion, is comparable to the underlying equity and that may be a security (or, in the case of a basket comprised of securities, that may contain one or more securities) issued by a non-U.S. company and quoted and traded in a foreign currency or (ii) deem the closing price and the Share Adjustment Factor of the successor security on the trading day immediately prior to its delisting or suspension to be the closing price and Share Adjustment Factor of the successor security on every remaining trading day to, and including, the final valuation date. In the case of clause (i) of this paragraph, the substitute security will be deemed to be the underlying equity and the calculation agent, in its sole discretion, will determine the Starting Price and the Share Adjustment Factor by reference to the

General Terms of the Notes

substitute security. If the substitute security is (or, in the case of a basket comprised of securities, contains one or more securities that are) issued by a non-U.S. company and quoted and traded in a foreign currency, then for all purposes, the closing price of the substitute security will be converted to U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such substitute security relative to the U.S. dollar as published by Reuters Group PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate in its sole discretion.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as the underlying equity is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the issuer of the foreign stock and the ADS depositary is terminated for any reason, then, on and after the date such ADS is no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the foreign stock will be deemed to be the underlying equity and the calculation agent, in its sole discretion, will determine the Starting Price and the Share Adjustment Factor by reference to the foreign stock. To the extent that the foreign stock substituted for the original underlying equity represents more than or less than one share of such foreign stock, the calculation agent may, in its sole discretion, modify any terms as necessary to ensure an equitable result including, but not limited to, the Share Adjustment Factor and the Starting Price. On and after the change date, for all purposes, the closing price of the foreign stock will be converted to U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of the foreign stock relative to the U.S. dollar as published by Reuters Group PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate in its sole discretion.

Delisting, Discontinuance or Modification of an ETF

If an ETF serving as the underlying equity (“original ETF”) is delisted or trading of the original ETF is suspended, and a major U.S. exchange or market lists or approves for trading a successor or substitute ETF that the calculation agent determines in its sole discretion to be comparable to the original ETF

General Terms of the Notes

(“successor ETF”), then the successor ETF will be deemed to be the underlying equity and the calculation agent, in its sole discretion, will determine the Starting Price and the Share Adjustment Factor by reference to the successor ETF.

If the successor ETF that the calculation agent determines to be comparable to the original ETF is delisted or trading of the successor ETF is suspended, then the calculation agent may either (i) select an ETF (“substitute ETF”) to replace the original ETF that, in the calculation agent’s sole discretion, is comparable to the original ETF or (ii) deem the closing price and the Share Adjustment Factor of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing price and Share Adjustment Factor of the original ETF on every remaining trading day to, and including, the final valuation date. In the case of clause (i) of this paragraph, the substitute ETF will be deemed to be the underlying equity and the calculation agent, in its sole discretion, will determine the Starting Price and the Share Adjustment Price by reference to the substitute ETF.

If at any time the index of securities constituting the assets of an ETF serving as the underlying equity is changed in a material respect, or if the ETF in any other way is modified so that the price of its shares do not, in the opinion of the calculation agent, fairly represent the price of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as, in its sole discretion, may be necessary in order to arrive at a price of the shares of an ETF comparable to the ETF serving as the underlying equity, as if those changes or modifications had not been made, and determine the closing prices by reference to the price of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the price of its shares is a fraction of what it would have been if it had not been modified (e.g., due to a split or a reverse split), then the calculation agent will adjust the price in order to arrive at a price of the shares of the ETF as if it had not been modified (e.g., as if the split or the reverse split had not occurred). The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Notes in the circumstances described under “Description of Debt Notes We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Notes, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Notes is accelerated, we will pay the default amount in respect of the principal of your Notes at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Series A Medium-Term Notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Notes. Although the terms of the Notes may differ from those of the other Series A Medium-Term Notes, holders of specified percentages in principal amount of all Series A Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A Medium-Term Notes, including the Notes. This action may involve changing some of the terms that apply to the Series A Medium-Term Notes, accelerating the maturity of the Series A Medium-Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Notes We May Offer—Default, Remedies and Waiver of Default” and “Description of Debt Notes We May Offer — Modification and Waiver of Covenants”.

General Terms of the Notes

Default Amount

The default amount for the Notes on any day will be an amount, in U.S. dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two (2) business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five (5) business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two (2) business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency; or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

General Terms of the Notes

Manner of Payment and Delivery

Any payment on or delivery of your Notes at maturity will be made to accounts designated by you or the holder of your Notes and approved by us, or at the office of the trustee in New York City, but only when your Notes are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a business day, as determined by the calculation agent, on which trading is generally conducted on the NYSE, NYSE Arca, the AMEX, NASDAQ, the Chicago Mercantile Exchange, the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading and, in each case, a market disruption event has not occurred.

Business Day

When we refer to a business day with respect to your Notes, we mean any day that is a business day of the kind described in “Description of Debt Notes We May Offer — Payment Mechanics for Debt Notes” in the accompanying prospectus.

Modified Business Day

When we refer to a modified business day with respect to your Notes, we mean any day that is a modified business day of the kind described in “Description of Debt Notes We May Offer — Payment Mechanics for Debt Notes” in the attached prospectus. As described in the prospectus, any payment on your Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “— Maturity Date” and “— Final Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Notes without notice. The calculation agent will make all determinations regarding the value of your Notes at maturity, market disruption events, business days, the default amount, the Underlying Return, the Starting Price, the Ending Price and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

Unless otherwise specified in the applicable pricing supplement, the Notes will be booked through UBS AG, Jersey Branch.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of each Note, we or our affiliates expect to enter into hedging transactions involving purchases of the underlying equity, listed and/or over-the-counter options or futures on the underlying equity prior to or on the applicable trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Notes, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions of the underlying equity or other securities of issuers of the underlying equity or securities constituting the assets of an ETF;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, ETFs or other instruments based on the price of the underlying equity or securities constituting the assets of an ETF, or the price of other similar assets; or
➢	any combination of the above two.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Notes on or before the final valuation date for your Notes. That step may involve sales or purchases of the underlying equity or securities constituting the assets of an ETF, listed or over-the-counter options or futures on the underlying equity or listed or over-the-counter options, futures, ETFs or other instruments based on the price of the underlying equity or securities constituting assets of the ETF, or indices designed to track the performance of the underlying equity, or markets relating to the underlying equity or securities constituting the assets of an ETF.

The hedging activity discussed above may adversely affect the market value of your Notes from time to time and the payment at maturity of your Notes. See “Risk Factors” beginning on page PS-11 of this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

he following is a general description of certain United States tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Notes and receiving payments of interest, principal and/or other amounts under the Notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. It applies to you only if you hold your Notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank,
➢	a life insurance company,
➢	a tax-exempt organization,
➢	a person that owns Notes as part of a straddle or a hedging or conversion transaction for tax purposes, or
➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States Holder. You are a United States holder if you are a beneficial owner of a Note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If the Notes have a term of longer than one year, in the opinion of Sullivan & Cromwell LLP, the Notes will be treated as a debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes. (If the Notes have a term one year or less, please read the section “Short-term Debt” below.) Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the Notes, and applying the rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the Notes (the “comparable yield”) and then determining a payment schedule as of

Supplemental U.S. Tax Considerations

the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in respect of the Notes prior to your receipt of cash attributable to that income.

We will provide the comparable yield and projected payment schedule for the Notes in the applicable pricing supplement. If the amount you receive at maturity is greater than the projected payment at maturity, you would be required to make a positive adjustment and increase the amount of ordinary income that you recognize in such year by an amount that is equal to such excess. Conversely, if the amount you receive at maturity is less than the projected payment at maturity, you would be required to make a negative adjustment and decrease the amount of ordinary income that you recognize in such year by an amount that is equal to such difference. If the amount you receive at maturity is less than the amount of ordinary income that you recognize in such year in respect of your Notes, then you would recognize a net ordinary loss in such year in an amount equal to such difference.

You are required to use the comparable yield and projected payment schedule set forth in the applicable pricing supplement in determining your interest accruals in respect of the Notes, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule will not be provided to you for any purpose other than the determination of your interest accruals in respect of the Notes, and we make no representations regarding the amount of contingent payments with respect to the Notes.

If you purchase the Notes for an amount that differs from the Notes’ adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for the Notes and its adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly. The adjusted issue price of the Notes will equal the Notes’ original issue price plus any interest deemed to be accrued on the Notes (under the rules governing contingent payment obligations) as of the time you purchased the Notes.

If you purchase the Notes for an amount that is less than the adjusted issue price of the Notes, you must (a) make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the Notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If you purchase the Notes for an amount that is greater than the adjusted issue price of the Notes, you must (a) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the Notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the Notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize gain or loss upon the sale or maturity of the Notes in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in the

Supplemental U.S. Tax Considerations

Notes. In general, your adjusted basis in the Notes will equal the amount you paid for the Notes, increased by the amount of interest you previously accrued with respect to the Notes (in accordance with the comparable yield for the Notes) and increased or decreased by the amount of any positive or negative adjustment that you are required to make with respect to your Notes under the rules set forth above.

Any gain you recognize upon the sale or maturity of the Notes will generally be ordinary interest income. Any loss you recognize at such time will generally be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the Notes, and thereafter, capital loss. You will generally only be able to use such ordinary loss to offset your income in the taxable year in which you recognize the ordinary loss and will generally not be able to carry such ordinary loss forward or back to offset income in other taxable years. The deductibility of capital losses is subject to limitations.

Short-term Debt.  If the Notes have a term of one year or less, the preceding discussion regarding contingent payment obligations is not applicable to you. In such a case, in the opinion of Sullivan & Cromwell LLP, the Notes should be treated as contingent short-term debt for United States federal income tax purposes and (assuming that you will not have a taxable year that closes between the final valuation date and the maturity date) the treatment described below is a reasonable treatment of your Notes for United States federal income tax purposes.

If you are an initial purchaser of Notes, you should recognize ordinary income, if any, upon the maturity of your Notes in an amount equal to the excess, if any, of the amount you receive with respect to your Notes at such time over the amount you paid for your Notes.

Upon a sale or exchange of your Notes, you should recognize gain or loss in an amount equal to the difference between the amount you paid for your Notes and the amount received by you upon such sale or exchange. Any gain or loss you recognize upon such a sale or exchange should be short-term capital gain or loss, unless you sell or exchange your notes between the final valuation date and the maturity date, in which case any gain that you recognize should generally be treated as ordinary income and any loss that you recognize should be a short-term capital loss. The deductibility of capital losses is subject to limitations.

If you are a secondary purchaser of Notes, you should be treated in the same manner as described above with respect to initial purchasers except that (i) if you purchase your Notes at a discount from their principal amount and hold them until maturity, you should recognize a short-term capital gain upon the maturity of your Notes in respect of the difference between the principal amount of your Notes and the amount you paid for your Notes, and (ii) if you purchase your Notes at a discount from their principal amount and sell or exchange them between the final valuation date and the maturity date, any gain that you recognize upon such sale should be treated as a short-term capital gain to the extent that such gain does not exceed the difference between the principal amount of your Notes and the amount you paid for your Notes.

Treasury Regulations Requiring Disclosure of Reportable Transactions.  Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Notes or a sale of the Notes should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Notes or a sale of the Notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Backup Withholding and Information Reporting.  If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

Supplemental U.S. Tax Considerations

➢	payments of principal and interest on a Note within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of a Note effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,
➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
➢	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Note that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a Note effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,
➢	a controlled foreign corporation for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
➢	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders.  If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

ERISA Considerations

We, UBS Securities LLC and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Notes by a Plan with respect to which UBS Securities LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is either not a prohibited transaction or is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “ERISA Considerations” in the attached prospectus.

Supplemental Plan of Distribution

Unless otherwise specified in the applicable pricing supplement, with respect to each Notes to be issued, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS the aggregate principal amount of the Notes specified on the front cover of the applicable pricing supplement. Each Note will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. UBS Securities LLC intend to resell the Notes they purchase at the original issue price specified in the applicable pricing supplement. UBS Securities LLC may resell Notes to securities dealers at a discount from the original issue price applicable to the offered Notes of up to the underwriting discount set forth in the applicable pricing supplement. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Notes after their initial sale. In connection with any Notes offering, UBS, UBS Securities LLC and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.